EXHIBIT 99.1

[ENZO LOGO OMITTED]Enzo                                  news
                                                         release
                                                         ------------
                                                         ENZO BIOCHEM, INC.
                                                             527 MADISON AVENUE
                                                         NEW YORK, NY 10022

FOR IMMEDIATE RELEASE

                  ENZO BIOCHEM APPOINTS MELVIN F. LAZAR AS LEAD
                              INDEPENDENT DIRECTOR
                                  ------------

FARMINGDALE, NY, November 4, 2005 - Enzo Biochem, Inc. (NYSE:ENZ) today announced that its Board of Directors has established a lead independent director position and has appointed Melvin F. Lazar to serve in that capacity. Mr. Lazar has been a member of Enzo's Board of Directors since August 1, 2002, and serves on the Audit Committee, the Compensation Committee and is the Chairman of its Nominating/Governance Committee of the Board of Directors.

Elazar  Rabbani,  Enzo's  Chairman  of the  Board and  Chief  Executive  Officer
commented, "The creation of the role of lead independent director is an important step to further enhance our board independence and corporate governance. We are fortunate to be able to call on the talent and experience of Melvin Lazar in this newly created role."

The duties and responsibilities of the lead independent director are set forth in the lead independent director charter adopted by the Board today. Among other things, the lead independent director will coordinate the activities of the independent directors, serve as a liaison between the Chairman of the Board, Enzo's senior management and Enzo's independent directors, and preside at the executive sessions of Enzo's independent directors. Independent directors represent five of the eight Board members. The lead independent director charter is available on our website at www.enzo.com.

ABOUT ENZO

         Enzo Biochem is engaged in the research, development and manufacture of innovative health care products based on molecular biology and genetic engineering techniques, and in providing diagnostic services to the medical community. The Company's proprietary labeling and detection products for gene sequencing and genetic analysis are sold to the life sciences market throughout the world. The Company's therapeutic division is in various stages of clinical evaluation of its proprietary gene medicine for HIV-1 infection and its proprietary immune regulation medicines for hepatitis B and hepatitis C infection and for Crohn's Disease. Pre-clinical research is being conducted on several candidate compounds aimed at producing new mineral and organic bone, including technology that could provide therapy for osteoporosis and fractures, among other applications. The Company also holds a patent covering a method and materials for correcting point mutations or small insertions or deletions of genetic material that would allow for editing and correcting certain abnormalities in genes. The Company owns or licenses over 230 patents worldwide. For more information visit our website WWW.ENZO.COM.

         EXCEPT FOR HISTORICAL INFORMATION, THE MATTERS DISCUSSED IN THIS NEWS RELEASE MAY BE CONSIDERED "FORWARD-LOOKING" STATEMENTS WITHIN THE MEANING OF
SECTION  27A OF THE  SECURITIES  ACT OF 1933,  AS AMENDED AND SECTION 21E OF THE
SECURITIES   EXCHANGE  ACT  OF  1934,  AS  AMENDED.   SUCH  STATEMENTS INCLUDE

DECLARATIONS REGARDING THE INTENT, BELIEF OR CURRENT EXPECTATIONS OF THE COMPANY AND ITS MANAGEMENT. INVESTORS ARE CAUTIONED THAT ANY SUCH FORWARD-LOOKING STATEMENTS ARE NOT GUARANTEES OF FUTURE PERFORMANCE AND INVOLVE A NUMBER OF RISKS AND UNCERTAINTIES THAT COULD MATERIALLY AFFECT ACTUAL RESULTS. THE COMPANY DISCLAIMS ANY OBLIGATIONS TO UPDATE ANY FORWARD-LOOKING STATEMENT AS A RESULT OF DEVELOPMENTS OCCURRING AFTER THE DATE OF THIS PRESS RELEASE.

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CONTACT:
     For: Enzo Biochem, Inc.
     Steve Anreder, 212-532-3232      Or   Ed Lewis, CEOcast, Inc., 212-732-4300